Exhibit 23.4

RSM McGladrey

RSM McGladrey, Inc.

400 Locust Street, Ste. 640, Des Moines, IA 50309-2372

O 515.558.6600 F 515.284.1545

www.rsmmcgladrey.com

Consent of Business Valuation/Appraisal Firm

The Board of Directors

FCStone Group, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the proxy statement-prospectus.

/s/    RSM McGladrey

Des Moines, Iowa

December 30, 2004